                                                            EXHIBIT 10.32


                          AGREEMENT AND PLAN OF MERGER


          THIS AGREEMENT AND PLAN OF MERGER (hereinafter the "Agreement"), is made and entered into as of the 6th day of December, 1997, by and among UICI, a corporation organized under the laws of the State of Delaware ("UICI"), UICI ACQUISITION CORP., a corporation organized under the laws of the State of Georgia ("SUBSIDIARY"), ELA CORP., a corporation organized under the laws of the State of Georgia ("ELA"), and MARCUS A. KATZ, CARY S. KATZ, AND RYAN D. KATZ, individually and as shareholders of ELA, and RK TRUST #2, Cary S. Katz, Trustee (collectively, "KATZ").

                              W I T N E S S E T H:

          WHEREAS, SUBSIDIARY is a wholly-owned subsidiary of UICI;

          WHEREAS, ELA desires to merge into SUBSIDIARY;

          WHEREAS, the Board of Directors of ELA and KATZ, as sole shareholders of ELA, have approved this Agreement and the merger;

          WHEREAS, the Board of Directors of SUBSIDIARY and UICI, as the sole shareholder of SUBSIDIARY, have approved this Agreement and the merger; and

          WHEREAS, UICI, SUBSIDIARY, KATZ and ELA desire that the merger qualify as a reorganization described in Sections 368(a)(1)(A) and (a)(2)(D) of the Internal Revenue Code of 1986 (the "Code").

          NOW, THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto do hereby agree as follows:

                                  SECTION I
                                  THE MERGER

          1.1 Constituent Corporations. The constituent corporations to the merger of ELA into SUBSIDIARY ("Merger") are SUBSIDIARY and ELA.

          1.2 Effective Date. This Agreement has been submitted to and approved by the shareholders and Boards of Directors of SUBSIDIARY and ELA (and the Board of Directors of UICI) as provided by the appropriate statutes of the State of Georgia. If all of the conditions precedent to the Merger have either been fulfilled or waived in writing, a Certificate of Merger shall be executed, delivered, filed and recorded in accordance with the laws of the State of Georgia as soon as practical thereafter, unless otherwise agreed by the parties in writing. The Merger will become effective when the Certificate of Merger is filed with the Secretary of the State of Georgia or as otherwise set forth in the Certificate of Merger. The date on which the Merger shall become effective is referred to herein as the "Effective Date" or "Closing."

          1.3 Merger of ELA into SUBSIDIARY. Upon the Effective Date, ELA shall merge into SUBSIDIARY in accordance with the applicable statutes of the State of Georgia. The separate existence and corporate organization of ELA shall cease on the Effective Date and SUBSIDIARY, as the surviving corporation ("Surviving Corporation"), shall succeed to and possess all of the properties, rights, privileges, powers, franchises, immunities and purposes and be subject to all the debts, liabilities, obligations, restrictions, disabilities, penalties and duties of ELA, all without further act or deed.

          1.4 Additional Documents. At any time after the Effective Date, upon request by the Surviving Corporation, the proper officers and directors of ELA as of the Effective Date shall execute and deliver any and all deeds, assignments and other instruments, and shall take or cause to be taken such further or other action as the Surviving Corporation may reasonably deem necessary or desirable in order to vest, perfect or confirm title to and possession of all the properties, rights, privileges, powers, franchises, immunities and purposes in the Surviving Corporation and otherwise to carry out fully the provisions and purposes of this Agreement.

          1.5 Amendment of Articles of Incorporation. From and after the Effective Date and until thereafter amended as provided by law, the articles of incorporation of SUBSIDIARY as in effect immediately prior to the Effective Date shall be the articles of incorporation of the Surviving Corporation, except that on the Effective Date, Article 1 of the Articles of Incorporation of the Surviving Corporation shall be amended to read as follows: The name of the corporation is "UICI Acquisition Corp." and shall do business as the National Education Loan Center.

          1.6 Bylaws. From and after the Effective Date and until thereafter amended as provided by law, the bylaws of SUBSIDIARY as in effect immediately prior to the Effective Date, shall be the bylaws of the Surviving Corporation.

          1.7 Directors and Officers. From and after the Effective Date, the directors and officers of the Surviving Corporation shall be the directors and officers of SUBSIDIARY. Such directors and officers shall hold office for the time specified in and subject to the provisions contained in the bylaws of the Surviving Corporation and applicable law.

          1.8 Conversion of Shares of ELA.

          (a) At the Effective Date, by virtue of the Merger and without further action on the part of UICI, SUBSIDIARY, ELA, KATZ or the Surviving Corporation, the outstanding shares of ELA ("ELA Shares"), shall be converted into and become the right to receive an aggregate number of UICI shares of common stock, $0.01 par value having a value equal to $31,177,437.49 ("UICI Shares"). As of the Effective Date, the number of UICI Shares into which the ELA Shares shall be converted shall be 922,956 (such number of UICI Shares being based upon the average of the daily




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


closing prices of UICI Common Stock on the NASDAQ National Market as reported by The Wall Street Journal for the number of consecutive full trading days commencing on September 30, 1997 and ending on December 17, 1997). At Closing, KATZ shall receive such 922,956 UICI Shares, which shares shall not be registered under the Securities Act of 1933. Following Closing, UICI shall expeditiously register such UICI Shares under the Securities Act of 1933 and cause such registration to remain effective until such UICI Shares can be sold without restrictions or limitations (including volume limitations), and such registration shall be deemed initially completed at such time as the Securities and Exchange Commission declares such registration effective. At such time as KATZ receives such 922,956 UICI Shares which are registered under the Securities Act of 1933 and declared effective, the final number of UICI Shares to be received by KATZ shall be recomputed and based upon the average of the daily closing prices of UICI Common Stock on the NASDAQ National Market as reported by the Wall Street Journal for the number of consecutive full trading days commencing on September 30, 1997 and ending on the business day prior to the day that such 922,956 UICI Shares received by KATZ are registered under the Securities Act of 1933. In the event KATZ is entitled (which entitlement shall not be assignable) to additional UICI Shares as a result of such recomputation, UICI shall register such additional UICI Shares under the Securities Act of 1933, pursuant to Section VI of this Agreement. If as a result of such computation, KATZ has received UICI Shares in excess of the recomputed sum, KATZ shall immediately return such excess shares to UICI. The aggregate number of UICI Shares to be issued for all ELA Shares shall be distributed as follows: 25% to Cary S. Katz, 8% to Ryan D. Katz, 16% to Ryan Trust 2, (Cary S. Katz, Trustee) and 51% to Marcus A. Katz. Subject to the receipt by KATZ of UICI Registered Securities, KATZ shall accept the UICI Shares as the sole consideration and in full consideration for the ELA Shares converted into UICI Shares pursuant to this Section 1.8. The number of shares shall also be adjusted to reflect any stock split, stock dividend, dividend other than in cash and any other similar transactions hereinafter effected.

           (b) Upon the Merger, the transfer agent of UICI will be directed by UICI to immediately issue and deliver to KATZ as of the Effective Date stock certificate(s) representing UICI Shares.

           (c) The ELA Shares and the UICI Shares shall be free and clear of all liens, claims, pledges, options, encumbrances, restrictions on transfer (except those under applicable securities laws) and voting, and rights of others of every nature whatsoever.

     1.9 Conversion of Shares of SUBSIDIARY. Each share of common stock of SUBSIDIARY which shall be outstanding immediately prior to the Effective Date shall remain outstanding.

     1.10 Dissenter's Rights. SUBSIDIARY and ELA, each, shall have fully complied with the requirements to provide the shareholders with notice of dissenter's rights under applicable laws.




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1.11 Treasury Shares of ELA. On the Effective Date, all shares of common stock of ELA then held in the treasury, if any, shall automatically cease to exist and all certificates representing such shares shall be canceled.

     1.12 Rights of Shareholders of ELA after Effective Date. After the Effective Date and until the surrender of the outstanding share certificates of ELA Shares, each such outstanding certificate, which prior to the Effective Date represented shares of common stock of ELA, shall be deemed for all corporate purposes to evidence the right to receive the UICI Shares into which such shares shall have been converted.

     1.13 Equal Value. ELA, KATZ, SUBSIDIARY and UICI agree that the fair market value of the aggregate UICI Shares will be approximately equal to the fair market value of the aggregate ELA Shares.

     1.14 No Other Consideration. All parties hereto agree that no other property, cash or rights to acquire other property or securities shall be included in this Merger or constitute additional consideration for the Merger.

     1.15 Closing. The Merger described herein shall be completed by December 31, 1997. The Closing will be held at such place and time as the parties may mutually agree in writing. At the Closing the parties to this Agreement will exchange instruments and documents as specified herein and as reasonably requested as hereinafter provided in order to determine whether the terms and conditions of this Agreement have been satisfied, including opinions of counsel of the parties hereto. At least five (5) days prior to the Closing, each party shall provide the other party with a list of such exchange instruments and documents. Upon the determination of each party that its conditions to consummate the Merger have been satisfied or waived, SUBSIDIARY and ELA shall execute and file the Certificate of Merger. All acts, deliveries, and confirmations comprising the Closing regardless of chronological sequence shall be deemed to occur contemporaneously and simultaneously upon the occurrence of the last act, delivery, or confirmation of the Closing and none of such acts, deliveries, or confirmations shall be effective unless and until the last of the same shall have occurred. The parties shall use their best efforts to cause the Effective Date to be on or before December 31, 1997.

     1.16 Pledge of ELA Shares. The parties acknowledge that the ELA Shares are pledged by KATZ as additional security for the loans by BAC International Credit Corporation ("BAC") to ELA and that KATZ have personally guaranteed said loans. Unless waived by KATZ, UICI and ELA agree to jointly cooperate so that, simultaneously with the Merger, they will obtain the release of the ELA Shares from the pledge and the release of the guaranties and any other obligations of KATZ to BAC (and any subsidiary or affiliate thereof) without any further obligation or consideration on behalf of KATZ.

     1.17 Regulatory Approvals. ELA and UICI, each, covenants and agrees that it will take all reasonable steps necessary or desirable, and will use all commercially reasonable efforts


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to cooperate with the other in obtaining, as promptly as possible, all necessary approvals, authorizations and clearances of governmental and regulatory bodies and officials required to consummate the transactions contemplated hereby.

     1.18 HSR Filing. If applicable, the parties will promptly file the pre-merger notification and report required under the Hart-Scott-Rodino Antitrust Improvement Act of 1976.

     1.19 Pooling of Interests. The parties intend that the transaction will be treated as a pooling of interests for accounting purposes and agree to abide by the restrictions contained in Accounting Series Release 135. Notwithstanding the foregoing, the parties agree that such accounting treatment is not a pre-condition to the Merger. UICI agrees that it shall publicly issue financial statements of UICI, SUBSIDIARY, and ELA within seventy-five (75) days following Closing, which financial statements shall include at least thirty (30) days of combined operations of UICI, SUBSIDIARY, and ELA.

     1.20 Income Tax Treatment. The parties intend that the transaction will be treated as a tax free reorganization under IRC Sections 368 (a) (1) (A) and 368
(a) (2)(D) and will take no actions which will violate applicable requirements.

                                   SECTION II
                         REPRESENTATIONS OF KATZ AND ELA

     2.1 Warranties and Representations of KATZ and ELA. KATZ and ELA warrant and represent to SUBSIDIARY and UICI that:

          (a) Organization and Corporate Power. ELA is duly incorporated and validly existing under the laws of the State of Georgia and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify and where the failure to be so qualified could have a material adverse effect on its business, operations, prospects, assets or financial condition. ELA has all requisite corporate power and authority and all material licenses, permits, and authorizations necessary to own and operate its properties and to carry on its business as now conducted. The copies of ELA's charter documents and Bylaws have been furnished to UICI's counsel and reflect all amendments made thereto at any time prior to the date of this Agreement are correct and complete.

          (b) Authorization. The execution, delivery, and performance by ELA of this Agreement and all other agreements contemplated hereby to which ELA is a party have been duly and validly authorized by all necessary corporate action of ELA, and this Agreement and each such other agreement, when executed and delivered by the parties thereto, will constitute the legal, valid and binding obligation of ELA enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, and similar statutes affecting creditors' rights generally and judicial limits on equitable remedies.




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


          (c) No Conflict with Other Instruments or Agreements. The execution, delivery, and performance by ELA of this Agreement and all other agreements contemplated hereby to which ELA is a party will not result in a breach or violation of, or constitute a default under, its Articles of Incorporation or Bylaws or any material agreement to which ELA is a party or by which ELA is bound.

          (d) Capital Stock and Related Matters. The authorized capital stock of ELA consists of 10,000 shares of common stock, no par value, of which 2,422 shares are issued and outstanding.

          (e) Fully-Paid, Non-Assessable Shares. All ELA Shares shall, upon delivery, be duly and validly authorized and issued, fully-paid and non-assessable, and free from all stamp-taxes, liens, and charges with respect to the exchange thereof. Neither KATZ nor ELA have violated or will violate any applicable securities laws in connection with the exchange of the ELA Shares to UICI hereunder.

          (f) No Additional Securities or Rights. ELA is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its stock and shall not issue additional shares of stock immediately before the Merger. ELA has no outstanding subscriptions, warrants, options, "phantom" stock rights, convertible securities, or any other type of right pursuant to which a person could acquire stock of ELA that, if exercised or converted, would result in KATZ owning less than 100 percentage of issued and outstanding capital stock of ELA set forth herein.

          (g) Subsidiaries. ELA does not own or hold any rights to acquire any shares of stock or any other equity security or interest in any other corporation or entity.

          (h) Required Approval. The Board of Directors of ELA and KATZ have approved this Agreement as may be required by state law, and any and all approvals required to be obtained by ELA of state regulatory agencies shall have been obtained prior to Closing.

          (i) Capable of Evaluating UICI Shares. KATZ has experience in financial and business affairs and is capable of evaluating the merits and risks of an investment in the UICI Shares.

          (j) No Dissenters. There will be no shareholders of ELA dissenting or objecting to the Merger contemplated by this Agreement.

          (k) Litigation. Except as set forth in Section 2.1(k), of the Disclosure Schedule, there are no material actions, suits, proceedings, orders, investigations, or claims pending or, to the best of the knowledge of the responsible officers of ELA, overtly threatened against ELA or any property of ELA, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality; ELA is not subject to any arbitration proceedings under collective bargaining agreements or otherwise; or, to the best of the knowledge of the responsible

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


officers of ELA, any governmental investigations or inquiries; and, to the best knowledge of KATZ, directors and responsible officers of ELA, there is no basis for any material action, suit, proceeding, order, investigation or claim against ELA.

          (l) Employment Contracts. There are no written or oral employment or consulting agreements, deferred compensation agreements, contracts or commitments with any employee, officer or director of ELA, or agents or consultants, other than agreements entered into in the ordinary course of business and listed in Schedule 2.1(l) of the Disclosure Schedule.

          (m) Absence of Changes. As of the date of this Agreement, there are no material adverse changes in, or any event, condition or state of facts of any character peculiar to ELA or its operations which in the aggregate materially and adversely affects, or, to the knowledge of KATZ or the responsible officers of ELA threatens to materially and adversely affect the business, prospects, properties, assets, financial condition or results of operations of ELA as a going concern or which could affect the validity and enforceability of this Agreement.

          (n) No Change in Business: Employees. Except as may be specifically requested in writing by UICI, KATZ and ELA will use commercially reasonable efforts to cause ELA to (i) continue to operate its business as such business is presently operated; (ii) take no action other than in the ordinary course of its business as such business is presently conducted, (iii) preserve intact its present business organization, and (iv) keep available the services of its present key officers, key employees and key agency personnel.

          (o) Employee Benefits. The representatives, directors and officers of ELA will not (i) make any change to, or amend in any way, the contracts or salaries of employees of ELA, or (ii) enter into, or amend or alter materially, any plan or any material employment, agency, brokerage or consulting agreement except as required by law or directed at UICI's request.

          (p) Indebtedness and Financial Statement. KATZ will not allow ELA to create, incur, assume, guarantee or otherwise become liable with respect to any indebtedness for borrowed money, except for amounts shown on the financial statements described in Disclosure Schedule 2.1(p)(1) and the other disclosures set forth in Section 2.1(p) of such Disclosure Schedule. Furthermore, ELA and KATZ warrant that these financials present fairly, in all material respects, the financial condition of ELA as of the dates set forth therein and that no material adverse change has occurred since that date up to and including the Closing.

          (q) Tax Matters. (i) ELA has prepared in a substantially correct manner and has filed all federal, state, local and foreign tax returns and reports heretofore required to be filed by it and has paid all taxes shown as due thereon; and (ii) no taxing authority has asserted any deficiency in the payment of any tax or informed any responsible officer of ELA that it intends to assert any such deficiency or to make any audit or other investigation of ELA for the purpose of determining whether such a deficiency should be asserted against ELA.


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


          (r) Compliance with Laws. To the best of the knowledge of the responsible officers of ELA and KATZ, ELA is, in the conduct of its business, in substantial compliance with all laws, statutes, ordinances, regulations, orders, judgments or decrees applicable to them, the enforcement of which, if ELA were not in compliance therewith, would have a materially adverse effect on the business of ELA, taken as a whole. ELA has not received any notice of any asserted present or past failure by ELA to comply with such laws, statutes, ordinances, regulations, orders, judgments or decrees.

          (s) Certificates of Existence. Prior to Closing, ELA shall have delivered to UICI certificates or letters of the appropriate regulatory officials to the effect that it is an existing entity and where applicable, in good standing, in all states in which it is registered to do business.

          (t) Records. The minute books of ELA contain a general record of all the official action of its board of directors, each committee of such board of directors and its shareholders; and the books and records of ELA are complete and correct in all material respects and have been maintained in accordance with good business and bookkeeping practices and fairly reflect the business and affairs of ELA.

          (u) Information Provided. During the course of the negotiation of this Agreement, ELA and KATZ have reviewed all information provided to them by UICI and have had the opportunity to ask questions of and receive answers from representatives of UICI concerning UICI, the securities being delivered to KATZ pursuant to this Agreement upon the Merger, and to obtain certain additional information requested by them.

          (v) Additional Disclosure. From the date of this Agreement, to and including the Closing, ELA and KATZ will, promptly upon the occurrence thereof, advise UICI of each event subsequent to the date hereof which would have had to be disclosed to UICI by ELA and KATZ under this Agreement had it occurred prior to the date hereof or which causes any representation or warranty of ELA or KATZ contained herein to no longer be true, correct or complete or causes any covenant to be breached. Further, ELA and KATZ acknowledge that the Marketing and Administrative Services Agreement and the Loan Purchase Agreement (hereinafter referred to as "BAC Agreements") between ELA and BAC, set forth in
Section 2.1(v)(1) of the Disclosure Schedule, and the loans which ELA have the right to acquire thereunder are an integral part of the consideration for UICI entering into this Agreement. The BAC Agreements are valid, existing and enforceable contracts according to their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, and similar statutes affecting creditors' rights generally and judicial limits on equitable remedies. The responsible officers of ELA and KATZ are not aware of any event that has occurred which would be construed as a breach by ELA of the BAC Agreements and further warrant that the execution of this Agreement will not cause a breach of the BAC Agreements. Additionally, ELA and KATZ represent that the terms expressed in the BAC Agreements accurately reflect their terms.

          (w) Notification by ELA and KATZ of Misrepresentation. ELA and KATZ agree to notify UICI promptly in writing of any material inaccuracy or misrepresentation made by ELA or KATZ in this Agreement of which the responsible officers of ELA or KATZ become aware prior to the Closing.

                                 SECTION III
                           REPRESENTATIONS OF KATZ

     3.1 Investment Representations by KATZ.

     KATZ warrants and represents and covenants to SUBSIDIARY and UICI that:

         (a) Each is acquiring the UICI Shares for his own account (and not for others) and for investment purposes only and not with a view to distribution, as such is defined by the Securities Act of 1933, as amended ("Act"), or any rule or regulation thereunder, in violation of such act or any of said rules.

          (b) Each has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and economic risks of this particular investment.

          (c) Each is an "accredited investor" as such term is defined in Rule 501 promulgated under the Act.

          (d) Each acknowledges that KATZ must continue to bear the economic risk of the investment in the UICI Shares for an indefinite period and recognizes that the UICI Shares will be transfered at Closing without registration under any state of Federal law relating to the registration of securities for sale in reliance on exemptions therefrom;

          (e) Each agrees that the UICI Shares will not, and may not, be offered for sale, sold or transferred other than (i) pursuant to an effective registration under applicable state securities laws or in a transaction which is otherwise in compliance with such laws; (ii) pursuant to an effective registration under the Act or in a transaction otherwise in compliance with the Act; and (iii) upon evidence, satisfactory to UICI, of compliance with the applicable securities laws of other jurisdictions. UICI shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws;

          (f) A legend indicating the UICI Shares have not been registered under such laws and referring to the restrictions on transferability and sale of the UICI Shares may be placed on the certificate or certificates delivered to KATZ or any substitute therefor and any transfer agent of UICI may be instructed to require compliance therewith.





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


                                    SECTION IV
                             REPRESENTATIONS OF UICI

     4.1 Warranties and Representations of UICI. UICI warrants and represents to KATZ that:

          (a) Organization: Power. UICI is a corporation duly incorporated and validly existing under the laws of the State of Delaware, and SUBSIDIARY is a corporation duly incorporated and validly existing under the laws of Georgia. UICI and SUBSIDIARY each has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

          (b) Authorization. The execution, delivery, and performance by UICI and SUBSIDIARY of this Agreement and all other agreements contemplated hereby to which UICI or SUBSIDIARY is a party have been duly and validly authorized by all necessary corporate action of UICI and SUBSIDIARY, and this Agreement and each such other agreement, when executed and delivered by the parties thereto, will constitute the legal, valid and binding obligation of UICI or SUBSIDIARY, as the case may be, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency and similar statutes affecting creditors' rights generally and judicial limits on equitable remedies.

          (c) No Conflict with Other Instruments or Agreements. The execution, delivery and performance by UICI or SUBSIDIARY of this Agreement and all other agreements contemplated hereby to which UICI or SUBSIDIARY is a party will not result in a breach or violation of, or constitute a default under, its Articles of Incorporation or Bylaws or any material agreement to which UICI or SUBSIDIARY is a party or by which UICI or SUBSIDIARY is bound.

          (d) Litigation. There are no actions, suits, proceedings or governmental investigations or inquiries pending or, to the knowledge of UICI, threatened against UICI, SUBSIDIARY or their properties, assets, operations, or businesses that might delay, prevent or hinder the consummation of the Merger.

          (e) Investment Representations. UICI acquired the capital stock of SUBSIDIARY for its own account, for purposes of investment and without expectation, desire, or need for resale and not with the view toward distribution, resale, subdivision or fractionalization of the shares of the SUBSIDIARY.

          (f) Fully-Paid, Non-Assessable Shares. The UICI Shares shall, upon delivery to KATZ upon the Merger, be duly and validly authorized and issued, fully-paid and non-assessable, and be free and clear of all liens, claims, pledges, options, encumbrances, restrictions on transfer (except those under applicable securities laws) and voting, preemptive rights of others, and rights of others of every nature whatsoever.

        (g) No Intent to Reacquire. UICI has no intention of reacquiring any of the UICI Shares issued pursuant to this Agreement upon the Merger.

        (h) Information Provided by ELA. During the course of the negotiation of this Agreement, UICI has reviewed all information provided to it by ELA and has had the opportunity to ask questions of and receive answers from representatives of ELA concerning ELA and to obtain certain additional information requested by UICI.

         (i) Information Provided by UICI. UICI has provided KATZ and ELA with correct and complete copies of its report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 1996, its reports on Form 10-Q for the three month periods ended March 31, 1997 and June 30, 1997, the proxy statement for the 1997 annual meeting of the shareholders of UICI and UICI's 1996 Prospectus with regard to the sale of shares of UICI Common Stock, in connection with a secondary stock offering. The financial statements contained in such reports and documents present fairly, in all material respects, the consolidated financial position of UICI and its subsidiaries at the applicable dates and for the applicable periods as set forth therein in conformity with generally accepted accounting principles. The reports and documents do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to the make the statements therein not misleading. Since June 30, 1997 to the Effective Date, there has not been and there will not have been, any material adverse change in the financial condition or prospects of UICI and its subsidiaries, taken as a whole.

         (j) Reorganization Representations.

1. The Merger was negotiated through arm's length bargaining. Accordingly, the fair market value of the UICI Shares and other consideration received by each ELA shareholder will be approximately equal to the fair market value of the ELA Shares surrendered in the exchange.

2. Prior to the transaction, UICI will be in control of SUBSIDIARY within the meaning of section 368(c)(1) of the Code.

3. At Closing, neither the Surviving Corporation, nor UICI will have the present intent to issue additional shares of its stock that would result in UICI losing control of the Surviving Corporation within the meaning of section 368(c)(1) of the Code.

4. UICI has no plan or intention to reacquire any of its stock issued in the transaction.

5. UICI has no present plan or intention to liquidate the Surviving Corporation; to merge the Surviving Corporation with and into another corporation; to sell or otherwise dispose of the stock of the Surviving Corporation; or to cause the Surviving Corporation to sell or otherwise dispose of any of the assets of ELA acquired in the transaction, except for dispositions made in the ordinary course of business or transfers described in section 368(a)(2)(C) of the Code.

6. Following the transaction, the Surviving Corporation will continue the historic business of ELA or use a significant portion of ELA's business assets in a business.

7.       Neither UICI nor SUBSIDIARY is an investment company as defined in section 368(a)(2)(f)(iii) and (iv) of the Code.

8.       No stock of SUBSIDIARY will be issued in the transaction.

9. None of the compensation to be received by any ELA shareholder who is, or will be, an employee of UICI, SUBSIDIARY or the Surviving Corporation pursuant to any employment, consulting or similar arrangement is or will be separate consideration for, or allocable to, any of the ELA Shares. The compensation to be paid any ELA shareholder who is, or will be, an employee of UICI or SUBSIDIARY pursuant to any such employment, consulting or similar arrangement is or will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

                                    SECTION V
                                 Indemnification

     5.1 Indemnification.

         (a) KATZ agrees to indemnify in respect of, and hold UICI harmless from and against, any and all damages, claims, deficiencies, losses, including taxes, and all reasonable expenses, including interest, penalties, reasonable attorneys' and accountants' fees and disbursements, but reduced by any offsets to which any party shall be entitled directly or indirectly by reason thereof (collectively "Damages"), resulting from the breach of any warranty or representation or nonfulfillment or failure to perform any covenant or agreement to be performed by ELA before the Merger or by KATZ contained in this Agreement, including in the Disclosure Schedule, or in any certificate executed and delivered pursuant to this Agreement.

         (b) UICI agrees to indemnify in respect of, and hold KATZ harmless from and against, any and all damages, claims, deficiencies, losses, including taxes, and all reasonable expenses, including interest, penalties, reasonable attorneys' and accountants' fees and disbursements, but reduced by any offsets to which any party shall be entitled directly or indirectly by reason thereof (collectively "Damages"), resulting from the breach of any warranty or representation or nonfulfillment or failure to perform any covenant or agreement on the part of UICI or SUBSIDIARY contained in this Agreement including in the Disclosure Schedule, or in any certificate executed and delivered pursuant to this Agreement.

           (c) The party claiming indemnification hereunder is hereinafter referred to as the "Indemnified Party" and the party against whom such claims are asserted is hereinafter referred to as the "Indemnifying Party." Any claim by KATZ or UICI for indemnification under this Section may only be made if and to the extent that (i) Damages have been sustained by an Indemnified Party and such Indemnified Party shall have given written notice of a claim for indemnification for such Damages prior to the date of the completion of the first audit of financial statements of ELA containing combined operations for those matters reasonably expected to be encountered in the audit process, provided the audit is completed prior to the first anniversary of the Closing, and prior to the first anniversary of the Closing with respect to all other matters or all matters, as the case may be, and (ii) the Indemnified Party shall have incurred Damages for which a claim of indemnity is assertable hereunder against the other party in an aggregate amount in excess of $50,000 (the "Indemnification Deductible") and, only for amounts above such Indemnification Deductible. All indemnification by the parties shall be made by the issuing of additional shares of UICI Common Stock by UICI, or KATZ surrendering UICI Shares (which shall be valued at the market value on September 30, 1997); provided however, that the number of additional UICI stock issued or UICI Shares surrendered will not exceed 10% of the UICI Shares issued as set forth in Section 1.8(a).

     5.2 Notification of Claims. Indemnified Party agrees to notify Indemnifying Party promptly in writing of any occurrence, event, transaction or circumstance occurring subsequent to the date of this Agreement that could give rise to a claim for indemnification against Indemnifying Party under this Section ("Indemnification Event"). Additionally, Indemnified Party, together with such written notice and thereafter promptly after receipt or the obtaining thereof, will deliver to Indemnifying Party all information and documents relating to such Indemnification Event and will use all commercially reasonable efforts to cooperate with Indemnifying Party in the defense of any litigation brought by third parties or other efforts by Indemnifying Party to mitigate Damages resulting from the Indemnification Event. Without limiting in any way UICI's agreement to cooperate, UICI agrees to maintain and retain all books and records delivered to it and to provide the Surviving Corporation and KATZ reasonable access thereto, until the later of (i) expiration of the survival period for the representations and warranties of ELA and KATZ, at which time ELA's and KATZ's indemnification responsibilities with respect thereto under this Section 5 shall terminate, or (ii) the final disposition of any lawsuit or other proceeding involving an Indemnification Event.

                                   SECTION VI
                           Registration of UICI Shares

     6.1 Registration.

         (a) Subject to the provisions of subparagraph (b) below, KATZ may request UICI to file, from time to time, registration statements with the Securities and Exchange Commission for public offerings covering such number of UICI Shares owned by KATZ and acquired hereunder which are not registered under the Securities Act of 1933 ("Registerable Shares"). The requests may be made at any time commencing on the date financial results covering at least thirty (30) days of post Merger, combined operations, has been published. In no event shall the Registerable Shares requested to be registered have a market value at the time the request is made of less than $1,000,000, unless all of the Registerable Shares owed by KATZ are less then $1,000,000, in which case all of such shares shall be registered by UICI. Upon receipt of such written request, UICI will use its best efforts to file promptly and to have declared effective the registration under the Act of all Registerable Shares requested to be registered so as to permit fully such sale of the Registerable Shares without restrictions. UICI agrees to file on a timely basis all reports required under the Act.

          (b) UICI will also:

               (i) Promptly prepare and file with the Commission a registration statement on the applicable form with respect to the Registerable Shares and use its best efforts to cause such registration statement to promptly become and remain effective, including but not limited to, filing on a timely basis all reports required under the Securities Act of 1933.

               (ii) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and current and to comply with the provisions of the Securities Act of 1933 with respect to the sale or other disposition of all shares covered by such registration statement by KATZ, including amendments and supplements as may be necessary to reflect the method of disposition by KATZ;

               (iii) Furnish to KATZ such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act of 1933, and such other documents, as KATZ may reasonably request in order to facilitate the public sale or other disposition of such Registerable Shares; and

                (iv) Use its best efforts to register or qualify the Registerable Shares covered by such registration statement under such other securities, Blue Sky or other applicable laws of such jurisdictions (not exceeding ten) within the United States as KATZ may reasonably request.

     (c) UICI will pay all registration and filing fees, printing and other reproduction costs and fees and disbursements of counsel and accountants and listing fees. KATZ shall pay all underwriting discounts and selling commissions attributable to such Registerable Shares.

     (d) At the time of the registration of such Registerable Shares, KATZ and UICI shall enter into indemnity agreements and such other agreements as are customary with respect to such offerings.

     6.2 Incidental Registration Rights. If UICI at any time intends to file an underwritten registration statement under the Act for an underwritten offering of its common stock, UICI will notify KATZ prior to the filing of the preliminary registration statement and grant KATZ the right to include some or all of the Registerable Shares in such registration statement. At least thirty
(30) days prior to written notice of any such filing shall be given to KATZ. KATZ shall advise UICI within fifteen (15) days of receipt of the notice as to whether they wish to sell any or all of the Registerable Shares pursuant to such registration statement.

     6.3 Expiration of Registration Rights. As such time as KATZ is able to sell without restrictions or limitations the Registerable Shares received by KATZ from UICI, KATZ's right to demand registration of the Registerable Shares as set forth in this Section VI shall expire.

                                   SECTION VII
                                   Termination

     7.1 Termination. This Agreement may be terminated and abandoned at any time without further obligation or liability on the part of any party in favor of any other by mutual written consent of KATZ, ELA, SUBSIDIARY and UICI.

                                  SECTION VIII
                            Miscellaneous Provisions

     8.1 Delivery of Books and Records. On the Closing, ELA shall deliver to UICI all books, records and files.

     8.2 Entire Contract. This Agreement and the Disclosure Schedule contains the entire contract and supersedes any and all other agreements, oral or written, between the parties hereto with respect to the matter hereof and contains all of the covenants and agreements between the parties with respect to such matters. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or any one acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding. The term "responsible officers of ELA" shall only include KATZ.

     8.3 Amendments. This Agreement may not be modified, changed or amended in any respect unless agreed upon in writing and signed by the duly authorized representatives of the respective parties hereto.

     8.4 Titles and Captions. All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

     8.5 Pronouns and Plurals. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons may require.

     8.6 Agreement Binding. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the parties hereto.

     8.7 Severability. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

     8.9 Counterparts. This Agreement may be executed in several copies or counterparts, each of which shall have the same force and effect of an original.

     8.10 Survival of Representations. The representations and warranties of the parties herein shall survive for a period of one (1) year following the Closing. All other agreements and covenants of the parties herein shall survive the Closing until such agreements and covenants are fully performed.

     8.11 Notices. All notices, requests, demands and other communications required or permitted hereunder will be in writing and will be deemed to have been duly given when delivered by hand, or upon receipt if delivered by overnight courier, or five (5) business days after being mailed by certified or registered mail, return receipt requested, with postage prepaid:

     If to UICI, or to the Surviving Corporation, after the Closing, to:

                          Stephen J. Galvin, President
                          Education Funding Group
                          297 North Street
                          One Financial Place
                          Suite 2-2
                          Hyannis, Massachusetts 02601

                          Copy to:

                          Robert B. Vlach, Esq.
                          General Counsel
                          UICI
                          4001 McEwen Drive
                          Suite 200
                          Dallas, Texas 75255

or to such other person or address as UICI furnished to KATZ pursuant to the below.

                  If to KATZ, or to ELA prior to the Closing:

                          Marcus A. Katz
                          ELA Corp.
                          9171 Towne Center Drive
                          Suite 375
                          San Diego, California 92122

                          Copy to:

                          Chester G. Rosenberg, Esq.
                          Glass, McCullough, Sherrill & Harrold
                          1409 Peachtree Street, N.E.
                          Atlanta, Georgia 30309

or to such other address as KATZ or ELA furnished to UICI or to the Surviving Corporation pursuant to the above.

     8.12 Attorney Fees. In the event an arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys' fees to be fixed by the arbitrator, trial court or appellate court.

     8.13 Expenses. Subject to the other provisions of this Agreement, each party shall bear its own costs and expenses, including attorneys' fees, incurred in connection with this transaction. It is agreed that the fees and expenses of ELA's and KATZ's attorney, prior to the Closing, shall be borne by ELA.

     8.14 Arbitration. If at any time during the term of this Agreement any dispute, difference or disagreement shall arise upon or in respect of this Agreement or the meaning and construction hereof, every such dispute, difference or disagreement shall be referred to a single arbiter agreed upon by the parties, or if no single arbiter can be agreed upon, an arbiter or arbiters shall be selected in accordance with the rules of the American Arbitration Association, Atlanta, Georgia, and such dispute, difference or disagreement shall be settled by binding and nonappealable arbitration in accordance with the then prevailing commercial rules of the American Arbitration Association, and judgment upon the award rendered by the arbiter may be entered in any court having jurisdiction thereof.

     8.15 Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

     8.16 Treatment of Transaction. Although the parties intend this transaction to be a "reorganization" within the meaning of Sections 386(a)(1)(A) and
(a)(2)(D) of the Internal Revenue

Code of 1986, such treatment is not a condition to Closing and no Internal Revenue Service Ruling or opinion of counsel is being obtained or requested for such treatment. The parties will account and report such transaction for tax purposes as such a reorganization unless advised by their respective accountants or tax advisors that such treatment is not proper.

     8.17 Waiver. Any term or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, such waiver shall be in writing and shall be executed by KATZ and ELA's or by SUBSIDIARY's and UICI's President or Vice President or authorized representative of such party. A waiver of one occasion shall not be deemed to be a waiver of the same or any other breach on a future occasion.

     8.18 Assignment. The rights and obligations of the parties under this Agreement may not be assigned in whole or in part without the prior written consent of the other party, which consent shall not be unreasonably withheld.

     8.19 Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed, or by their respective duly authorized officers, have caused this Agreement to be executed, under seal, as of the date first written above.


ELA CORPORATION                           UICI

By: /s/ Ryan D. Katz                        By: /s/ Vernon R. Woelke
   -------------------------------             --------------------------------
      Ryan D. Katz, Vice President             Vernon R. Woelke, Vice President
                                                and Treasurer


          [CORPORATE SEAL]                            [CORPORATE SEAL]






                                   (SIGNATURES CONTINUED ON THE FOLLOWING PAGE)

                  (SIGNATURES CONTINUED FROM THE PREVIOUS PAGE)





Individually:

/s/ Marcus A. Katz
-----------------------------(SEAL)      CI ACQUISITION CORP.
Marcus A. Katz
                                         /s/ Vernon R. Woelke
/s/ Cary S. Katz                        :--------------------------------
-----------------------------(SEAL)      Vernon R. Woelke, Vice President
Cary S. Katz                                 and Treasurer

/s/ Ryan D. Katz
-----------------------------(SEAL)      [CORPORATE SEAL]
Ryan D. Katz



RK TRUST #2

/s/ Cary S. Katz
-----------------------------(SEAL)
Cary S. Katz, not individually, but
solely as Trustee thereof